    As filed with the Securities and Exchange Commission on January 15, 2002
                                                      Registration No. 333-58733

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                     EVANS & SUTHERLAND COMPUTER CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


             UTAH                                        87-0278175
(State or Other Jurisdiction of              (I.R.S Employer Identification No.)
Incorporation or Organization)


                                 600 KOMAS DRIVE
                           SALT LAKE CITY, UTAH 84108
              (Address of Principal Executive Offices and Zip Code)


         EVANS & SUTHERLAND COMPUTER CORPORATION 1998 STOCK OPTION PLAN
         --------------------------------------------------------------
                            (Full Title of the Plan)


                                William M. Thomas
                     Evans & Sutherland Computer Corporation
                                 600 Komas Drive
                           Salt Lake City, Utah 84108
                                 (801) 588-1000
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                              David F. Evans, Esq.
                              John G. Weston, Esq.
                              Snell & Wilmer L.L.P.
                               Gateway Tower West
                         15 W. South Temple, Suite 1200
                           Salt Lake City, Utah 84111
                                 (801) 257-1900

                         CALCULATION OF REGISTRATION FEE

                                        PROPOSED       PROPOSED
 TITLE OF                               MAXIMUM         MAXIMUM
SECURITIES             AMOUNT           OFFERING       AGGREGATE       AMOUNT OF
  TO BE                 TO BE             PRICE         OFFERING      REGISTRATION
REGISTERED          REGISTERED (1)      PER SHARE        PRICE           FEE (4)
----------          --------------      ---------      ---------      ------------
Common Stock            400,000         $28.188 (2)    $11,275,200      $3,326.18
 $.20 par value         850,000         $ 6.664 (3)    $ 5,664,400      $1,353.79

(1) This registration statement shall also cover any additional shares of common stock which become issuable upon exercise of options granted under the Evans & Sutherland Computer Corporation 1998 Stock Option Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of common stock as reported on The Nasdaq National Market on July 6, 1998.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, based on the average of the high and low prices for shares of common stock as reported by The Nasdaq National Market on January 7, 2002.

(4) The registration fee was paid as follows: $3,326.18 in July 1998 for the registration of 400,000 shares on Form S-8 (No. 333-58733) and $1,353.79 on January 9, 2002 for the registration of an additional 850,000 shares.

                          INCORPORATION BY REFERENCE OF
                     THE CONTENTS OF REGISTRATION STATEMENT
                            ON FORM S-8 NO. 333-58733

                                EXPLANATORY NOTE

     The contents of Registration Statement on Form S-8 No. 333-58733 filed with the Securities and Exchange Commission on July 9, 1998 are incorporated by reference herein.

     The purpose of this amendment is to register an additional 850,000 shares of common stock of Evans & Sutherland Computer Corporation that are available for issuance pursuant to amendments to the Evans & Sutherland Computer Corporation's 1998 Stock Option Plan. Among other things, the shareholders of Evans & Sutherland Computer Corporation approved an aggregate of up to 1,250,000 shares of common stock of Evans & Sutherland Computer Corporation that may be subject to options under the 1998 Stock Option Plan.

Item 8. EXHIBITS.

     EXHIBIT
     NUMBER         DESCRIPTION
     -------        -----------
       4.1     Evans & Sutherland Computer Corporation 1998 Stock Option Plan,
               as amended through May 17, 2000

       5.1     Opinion of Snell & Wilmer L.L.P.

      23.1     Consent of KPMG LLP

      23.2 Consent of Snell & Wilmer L.L.P. (included in the opinion filed as Exhibit 5.1)

      24.1     Power of Attorney (contained on signature pages)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on this 9th day of January 2002.

                                        EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation


                                        By /s/ William M. Thomas
                                           -------------------------------------
                                           William M. Thomas
                                           Vice President, Corporate Financial
                                           Officer and Corporate Secretary


     KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint James R. Oyler and William M. Thomas, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Post-Effective Amendment No. 1 to the Form S-8 Registration Statement pertaining to the Evans & Sutherland Computer Corporation 1998 Stock Option Plan and any and all other post-effective amendments to said Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


SIGNATURE                TITLE                                 DATE
---------                -----                                 ----


/s/ Stewart Carrell      Chairman of the Board of Directors    December 31, 2001
----------------------
Stewart Carrell


/s/ James R. Oyler       Chief Executive Officer, President,   January 9, 2002
----------------------   Director, and Principal Executive
James R. Oyler           Officer

/s/ William M. Thomas    Vice President, Chief Financial       January 9, 2002
----------------------   Officer, and Principal Accounting
William M. Thomas        Officer


/s/ Gerald S. Casilli    Director                              December 31, 2001
----------------------
Gerald S. Casilli



/s/ Wolf-Dieter Hass     Director                              December 31, 2001
----------------------
Wolf-Dieter Hass


/s/ Ivan E. Sutherland   Director                              December 31, 2001
----------------------
Ivan E. Sutherland

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
  4.1     Evans & Sutherland Computer Corporation 1998 Stock Option Plan, as
          amended through May 17, 2000

  5.1     Opinion of Snell & Wilmer L.L.P.

 23.1     Consent of KPMG LLP

 23.2     Consent of Snell & Wilmer L.L.P. (included in the opinion filed as
          Exhibit 5.1)

 24.1     Power of Attorney (contained on signature pages)
